UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

_______________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

YOUR VOTE IS IMPORTANT

Finished reviewing the materials and ready to vote? You can use the links provided below to submit your vote now.

VOTE HERE if you are a Shareowner of Record (meaning you hold your shares in your name through Computershare, our Registrar and Transfer Agent). You will need your 15-digit control number located on your proxy card or meeting notice. If you received your meeting notice via e-mail, your control number will be easily identified.

VOTE HERE if you are a beneficial shareowner (meaning you hold your shares through a bank or broker). You will need your 16-digit control number located on your voting instruction form or notice. If you received your meeting notice via e-mail, your control number will be easily identified.

Not all beneficial owners may vote through the link provided above. If your control number is not recognized, please refer to your voting instruction form for specific voting instructions.

Having problems voting? Contact Shareowner Services for help.

Email Alerts | Contacts | RSS News Feed

THE Coca-Cola COMPANY | Investor Relations

Contact Us | Media Center | Investors | Policies | Leadership | History | FAQs | International

Transcript of
Annual Meeting Page Welcome Video by
Jennifer Manning, Corporate Secretary and
Senior Vice President, Associate General Counsel of
The Coca-Cola Company

Hello, I’m Jennifer Manning, Associate General Counsel and Corporate Secretary of The Coca-Cola Company. I’m here to tell you a bit more about our Annual Meeting of Shareowners, which will be held virtually this year.

First and foremost, on behalf of the Board of Directors and my fellow employees at Coca-Cola, I want to thank you for your investment and your interest in our Company. Our webpage is a convenient way to get ready for the meeting. On the webpage, you can view important informational materials as well as vote your shares and submit questions in advance of the meeting. Like last year, we are again conducting a virtual Annual Meeting of Shareowners, rather than bringing people together in a physical location. We are excited to continue employing the latest technology to provide expanded shareowner access while minimizing the costs for our shareowners and our Company.

Please check the Annual Meeting webpage or your proxy materials for specific information regarding registration and attendance. Our annual meeting is always a great opportunity to look back at our accomplishments and look forward to our future. We are proud of our strong results last year, notwithstanding many challenges and we are confident that we are well-equipped for the future thanks to the incredible people we have around the world.

Your voice is vital to our future. Please vote your shares. You can vote in advance by signing and returning your proxy card or voting instruction form, using the phone or internet voting, or clicking on the voting link on this page. You can also vote electronically during the Annual Meeting by following the instructions in our proxy statement to register to attend the meeting. As always, your proxy statement contains detailed information on the items up for a vote.

I hope you’ll join us for this year’s virtual Annual Shareowners’ meeting. Again, thank you for your investment and your confidence in this great business as we work to refresh the world and make a difference.

Transcript of
Annual Meeting Page Video by
Maria Elena Lagomasino, Lead Independent Director of
The Board of Directors of The Coca-Cola Company

Hi, I’m Mel Lagomasino, the Lead Independent Director of The Coca-Cola Company. I’m honored to serve in this role, because our Board believes strong, independent leadership goes hand-in-hand with building long-term value. It’s a part of how we pursue our purpose to refresh the world and make a difference.

So what’s my job? As Lead Independent Director I have robust and clearly defined responsibilities. And, they’ve been shaped by what we’ve heard and learned from shareowners.

One of my jobs is to guide the Board in its core work overseeing the Company’s business strategy, and I’m the Board’s key point of contact for shareowners. The Lead Independent Director also leads the annual performance evaluation for our Chairman and CEO, and the annual Board evaluation process and presides at executive sessions where the Chairman and CEO isn’t present.

Finally – and this is a critical part of the job – the Lead Independent Director plays a key role in planning for Board and management succession. Our Board has a strong partnership with Chairman and CEO James Quincey. Together, we ensure the Company is positioned to grow successfully and sustainably.

We also have a diverse, well-functioning Board with capable Directors who have the right mix of skills. It’s about having a balance of tenure, turnover, diversity and deep knowledge. We value fresh perspectives and also the great experience that Directors gain over time. Board refreshment is a journey, and we are committed to fielding the best Board possible.

Finally, shareowners expect – and deserve – to understand how and why we make decisions in the boardroom. So we’re constantly building relationships and trust over time. We’ve cultivated meaningful, valuable relationships with our shareowners through our engagement program, which is led by management and overseen by the Board.

On behalf of my fellow Directors, thank you for your investment in this Company. And, especially, for the trust you place in us.

Transcript of
Annual Meeting Page Video by
Helene Gayle, Chair of the Talent and Compensation Committee of
The Board of Directors of The Coca-Cola Company

Hi, I’m Helene Gayle, and I’m pleased to serve as the Chair of the Talent and Compensation Committee of The Coca-Cola Company’s Board of Directors.

To accomplish our ambitious goals, it is key that we have the right people and the right incentives to drive growth and achieve our purpose as a Company. So, we need the right policies and strategies in place to attract, retain and develop the talented and diverse employees we need. As a Committee, our job is to oversee these initiatives and monitor our progress to help prepare the Company for the future.

When we look at talent, the Committee reviews the Company’s strategies for talent management, leadership development, retention and culture. We evaluate workplace diversity and inclusion, equality and fairness to ensure the Company maintains a consistent and fair process when it comes to hiring and promoting.

We also continue to evaluate our executive compensation programs to ensure that they are consistent with our business strategy and incentivize the behaviors that best position the Company for long-term growth.

To learn more, please take a look at the Compensation Discussion and Analysis in our proxy materials, which describes our current program in detail. You can also review the Governance section in our Proxy, which describes our talent priorities. Thank you for your interest in the Company and our Committee’s important work and please don’t forget to vote your shares at this year’s Annual Meeting.